UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

 Date of Report (Date of Earliest Event Reported): March 5, 1999


                  UNISOURCE ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)


        Arizona                  1-13739                 86-0786732
(State of Incorporation)  (Commission File Number)     (IRS Employer
                                                    Identification No.)


          220 West Sixth Street, Tucson, Arizona 85701
       (Address of principal executive office)  (Zip Code)


                         (520) 571-4000
      (Registrant's telephone number, including area code)

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Exhibit 5.  - Other Events
--------------------------

     On March 5, 1999, UniSource Energy Corporation's Board of Directors adopted a shareholder rights plan pursuant to which holders of Common Stock outstanding on April 1, 1999, or issued thereafter, will be granted one preferred share purchase right ("Right") on each outstanding share of Common Stock.

     The Rights Plan is designed to protect shareholders interests by causing substantial dilution to a person or group that attempts to acquire 15% or more of the Company on terms not approved by the Company's Board of Directors. Due to the substantial dilution that could occur, an acquirer would likely seek approval of the Board of Directors prior to acquiring 15% or more of the Company.

     The Rights would not prevent any merger or other
business combination approved by the Board of Directors of
the Company.    The adoption of the Plan is not in response
to any effort to acquire control of the Company.

       Each Right will entitle the registered Shareholder to purchase one ten-thousandth of a share of Preferred Stock, Series X, without par value, of the Company at a Purchase Price of $50 (the "Purchase Price"). The Purchase Price is subject to adjustment from time-to-time to prevent dilution.

     The Rights will be exercisable only if a person or group acquires 15% or more of the outstanding shares of Common Stock or commences a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock. Until that time the Rights will be evidenced by, and will trade with, the shares of Common Stock. The Rights expire on March 31, 2009.

     If any person or group acquires 15% or more of the outstanding shares of Common Stock, each Right will entitle its holder (other than such person or members of the acquiring group), to purchase, at the Purchase Price, that number of shares of Common Stock or Preferred Shares which has a market value at that time of twice the Purchase Price.

     In addition, in the event that any person or group has acquired 15% or more of the outstanding shares of Common
Stock and the Company consolidates or merges with or into, or sells 50% or more of its assets or earning power to, any person or group, proper provision will be made so that each Right would thereafter entitle its holder to purchase at the Purchase Price that number of the acquiring company's common shares having a market value at that time of twice the Purchase Price.

     At any time after a person or group acquires more than 15% but less than 50% of the outstanding shares of Common
Stock, the Board of Directors of the Company may require each outstanding Right to be exchanged for one share of Common Stock or cash, securities or other assets having a value equal to the market value of one share of Common
Stock.

     The Company may redeem the Rights at a redemption price of $0.001 per Right, at any time until any person or group has acquired 15% or more of the outstanding shares of Common Stock. The Company may amend the Rights Agreement in any respect until any person or group has acquired 15% or more of the outstanding shares of Common Stock. Thereafter, the Company may amend the Rights Agreement in any manner which will not adversely affect the holders of the Rights.

Item 7.  - Financial Statements and Exhibits
--------------------------------------------

(c) Exhibits
------------

       4.  Rights Agreement dated March 5, 1999, between
       UniSource Energy Corporation and The Bank of New York, as
       Rights agent.


        99.  UniSource Energy Corporation press release, dated
        March 5, 1999 announcing the adoption of UniSource
        Energy Corporation's shareholder rights plan.

	                       SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  UNISOURCE ENERGY CORPORATION
                                  ----------------------------
                                         (Registrant)


Date: March 15, 1999                     Ira R. Adler
                                   ---------------------------
                                         Ira R. Adler

                                   Executive Vice President and
                                   Principal Financial Officer